Exhibit 99.1

January 27, 2020	Analyst Contact:	Andrew Ziola 918-588-7683
	Media Contact:	Brad Borror 918-588-7582

ONEOK to Participate in U.S. Capital Advisors
Midstream Corporate Access Day

TULSA, Okla. – Jan. 27, 2020 – ONEOK, Inc. (NYSE: OKE) will participate in investor meetings at the U.S. Capital Advisors Midstream Corporate Access Day on Jan. 28, 2020, in Houston, Texas.

Materials used at the conference will be accessible on ONEOK’s website, www.oneok.com, beginning at 8 a.m. Eastern Standard Time (7 a.m. Central Standard Time) on Jan. 28, 2020.

ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is a leading midstream service provider and owner of one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent, Permian and Rocky Mountain regions with key market centers and an extensive network of natural gas gathering, processing, storage and transportation assets.

ONEOK is a FORTUNE 500 company and is included in the S&P 500.

For information about ONEOK, visit the website: www.oneok.com.

For the latest news about ONEOK, find us on LinkedIn, Facebook, Twitter and Instagram.

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